Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

August 9, 2023

ATI Physical Therapy, Inc.
790 Remington Boulevard
Bolingbrook, Illinois 6044

Ladies and Gentlemen:

We have acted as counsel to ATI Physical Therapy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the selling securityholders named in the prospectus contained in the Registration Statement (the “Selling Securityholders”) from time to time of up to an aggregate 12,723,125 shares (the “Conversion Shares”) of Class A common stock, par value $0.0001 per share (“Common Stock”), of the Company issuable upon the conversion of the Company’s 8% Second Lien PIK Convertible Notes due 2028 (the “Convertible Notes”).  Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.3 to the Registration Statement; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; (vi) the Second Lien Note Purchase Agreement, dated April 17, 2023, by and among, inter alia, the Company and the purchasers party thereto (the “Original Note Purchase Agreement”), incorporated by reference as Exhibit 4.1 to the Registration Statement; (vii) the First Amendment to Note Purchase Agreement, dated June 15, 2023, by and among, inter alia, the Company and the purchasers party thereto (together with the Original Note Purchase Agreement, the “Note Purchase Agreement”), incorporated by reference as Exhibit 4.2 to the Registration Statement; (viii) the Registration Rights Agreement, dated June 15, 2023, incorporated by reference as Exhibit 4.3 to the Registration Statement; and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We express no opinion to the extent that future issuances of securities of the Company, including the Conversion Shares, and/or anti-dilution adjustments to outstanding securities of the Company, including the Convertible Notes, may cause the Convertible Notes to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. We have assumed that at or prior to the time of the delivery of any of the Conversion Shares, the Registration Statement will have been declared effective under the Act, and no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Conversion Shares have been duly authorized and, when issued upon conversion of the Convertible Notes in accordance with their terms and the terms of the Note Purchase Agreement, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP